EXHIBIT 10.08

Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

This exhibit is an English translation of a foreign language document. The Company hereby agrees to furnish to the SEC, upon request, a copy of the foreign language document.

The document has been signed and all signatures has been checked

EMPLOYMENT CONTRACT No. 1 dated January 05, 2024

City of Astana

Freedom Telecom Operations Limited Liability Partnership, represented by the Chairman of the Management Board Kairat Bakibayevich Akhmetov, acting on the basis of the Charter, hereinafter referred to as the Employer, on the one part, and a citizen of the Republic of Kazakhstan Kairat Bakibayevich Akhmetov, hereinafter referred to as the Employee, on the other part, hereinafter collectively referred to as the Parties, have entered into this employment contract (hereinafter referred to as the Employment Contract) as follows:

1. SUBJECT OF THE EMPLOYMENT CONTRACT

1.1.Under this Employment Contract, the Employee shall perform work in a certain specialty, profession and qualification or position (employment function) for remuneration and shall comply with the labor routine. And the Employer shall provide labor conditions, pay the Employee wages in a timely manner and in full and make other payments stipulated by the current Labor Code of the Republic of Kazakhstan (hereinafter referred to as the Labor Code), other regulatory legal acts, internal regulations of the Employer and this Employment Contract.
1.2.The Employer shall provide, and the Employee shall agree to perform the employment functions (work in the position, specialty, profession) of the Chairman of the Management Board of Freedom Telecom Operations LLP.
1.3.The Employee shall perform his employment duties at the Employer’s office located in the city of Almaty.
1.4.Work under this Employment Contract does not involve heavy physical work or work in harmful or hazardous working conditions.
1.5.Hiring is made by an act of the Employer, issued on the basis of the entered into Employment Contract.
1.6.The activity carried out under the Employment Contract is the Employee’s place of part-time work.
1.7.The employment functions and powers of the Employee shall be determined by the Employment Contract, job description and other internal documents of the Employer.

2. DURATION OF EMPLOYMENT CONTRACT

2.1.The Employment Contract is concluded for a period of 1 (one) year from January 5, 2024 to January 5, 2025.
2.2.Commencement of performance of employment duties is January 5, 2024.
2.3.In the event of expiration of the Employment Contract, if neither Party has notified in writing of the termination of the employment relationship during the last working day, it shall be considered extended for the same period specified in clause 2.1. hereof. The number of extensions of the term of the Employment Contract entered into for a fixed term (at least one year) may not exceed two times. If neither Party within 24 hours has demanded the termination of the employment relationship under the Employment Contract, previously extended twice, the Employment Contract shall be considered entered into for an indefinite period.

3. RIGHTS AND RESPONSIBILITIES OF THE EMPLOYEE

3.1. The Employee has the right:
3.1.1.to enter into, amend, supplement, terminate and cancel the Employment Contract in the manner and on the terms stipulated by the Labor Code;
3.1.2.to demand that the Employer fulfill the terms of the Employment Contract;
3.1.3.to conditions that meet the occupational health and safety requirements, as defined by the labor legislation of the Republic of Kazakhstan;
3.1.4.to receive complete and reliable information on the state of working conditions and labor safety;
3.1.5.to timely and full payment of wages in accordance with the terms of the Employment Contract;
3.1.6.to payment for downtime in accordance with the Labor Code;
3.1.7.to rest, including paid annual leave;
3.1.8.to association, including the right to create an employee representation body, as well as membership in it, to provide and protect their labor rights, unless otherwise provided by the laws of the Republic of Kazakhstan;
3.1.9.to participate through their representatives in collective negotiations and the development of a draft collective agreement, as well as familiarization with the signed collective agreement;
3.1.10.to compensation for harm caused to health in connection with the performance of employment duties;
3.1.11.to compulsory social insurance and insurance against accidents in the performance of employment (official) duties;
3.1.12.to the provision of guarantees and compensation payments;
3.1.13.to protect their rights and legitimate interests by all means that do not contradict the law;
3.1.14.to equal payment for equal work without any discrimination;
3.1.15.to apply for resolution of an individual employment dispute to the relevant authorities in the manner prescribed by the Labor Code;
3.1.16.to be provided with a workplace equipped in accordance with occupational health safety and hygiene requirements;
3.1.17.to be provided with personal and collective protective equipment, special clothing in accordance with the requirements stipulated by the legislation of the Republic of Kazakhstan, as well as the Employment Contract;
3.1.18.to refuse to perform work if a situation arises that poses a threat to his health or life, with notification of this to the immediate supervisor or representative of the Employer;
3.1.19.to apply to the authorized state labor body and (or) the local labor inspection body for an inspection of occupational health and safety conditions at the workplace, as well as for representative participation in the inspection and consideration of issues related to the improvement of occupational health and safety conditions;
3.1.20.to appeal the actions (inactions) of the Employer in the field of employment relations and directly related relations;
3.1.21.to receive payment for work in accordance with the qualifications, complexity of work, quantity and quality of work performed, as well as working conditions;
3.1.22.to resolve individual and collective employment disputes, including the right to strike, in the manner established by the Labor Code and other laws of the Republic of Kazakhstan;
3.1.23.to ensure the protection of personal data stored by the Employer.
3.1.24.to improve the level of his professional qualifications.
3.2. The Employee shall be obliged to:
3.2.1.honestly and conscientiously perform employment duties in accordance with agreements, the Employment Contract, and acts of the Employer;
3.2.2.observe labor discipline;
3.2.3.comply with the requirements for occupational health and safety, fire safety, industrial safety and occupational sanitation in the workplace;
3.2.4.take good care of the property of the Employer and employees;
3.2.5.inform the Employer of a situation that poses a threat to the life and health of people, the safety of the property of the Employer and employees, as well as the occurrence of downtime;
3.2.6.not to disclose information constituting state secrets, official, commercial or other secrets protected by law that became known to him in connection with the performance of employment duties;
3.2.7.compensate the Employer for damage caused to the extent established by the Labor Code and other laws of the Republic of Kazakhstan;

3.2.8.notify the Employer of disability confirmation or other deterioration in health that prevents the continuation of employment duties.
3.2.9.Within 5 (five) working days from the moment of the change in the surname, first name, patronymic (if indicated in the document of identification), permanent and temporary registration address at the place of residence; name, number, date of issue of the document of identification of the Employee, notify the Employer of this, providing the Employer with the relevant document.
3.3.     The Employee has other rights and performs other duties stipulated by the Labor Code.

4. RIGHTS AND RESPONSIBILITIES OF THE EMPLOYER

4.1.     The Employer has the right:
4.1.1.to freedom of choice when hiring;
4.1.2.to enter into, amend, supplement, terminate and cancel the Employment Contract in the manner and on the terms stipulated by the Labor Code;
4.1.3.to issue acts of the Employer within the limits of his authority;
4.1.4.to create and join associations for the purpose of representing and protecting his rights and interests;
4.1.5.to require the Employee to comply with the terms of the Employment Contract, the Code of Labor Conduct and other acts of the Employer;
4.1.6.to encourage the Employee, impose disciplinary sanctions, hold the Employee financially liable in the cases and in the manner stipulated by the Labor Code;
4.1.7.to compensate for damage caused by the Employee in the performance of employment duties;
4.1.8.to establish a probationary period for the Employee;
4.1.9.to provide the Employee with professional training, retraining and advanced training in accordance with the Labor Code;
4.1.10.to reimburse its expenses related to the Employee’s training in accordance with the Labor Code;
4.1.11.to apply for resolution of an individual employment dispute to the relevant authorities in the manner prescribed by the Labor Code.
4.2.    The Employer shall be obliged to:
4.2.1.comply with the requirements of the labor legislation of the Republic of Kazakhstan, agreements, the Employment Contract, and acts issued by it;
4.2.2.upon hiring, enter into an Employment Contract with the Employee in the manner and on the terms established by the Labor Code;
4.2.3.upon hiring, require the documents necessary for entering into an Employment Contract, in accordance with Article 32 of the Labor Code;
4.2.4.provide the Employee with work stipulated by the Employment Contract;
4.2.5.on time and in full pay the Employee wages and other payments stipulated by the regulatory legal acts of the Republic of Kazakhstan, the Employment Contract, and acts of the Employer;
4.2.6.familiarize the Employee with the Code of Labor Conduct and other acts of the Employer that are directly related to the work (employment function) of the Employee;
4.2.7.consider proposals of the Employee’s representative and provide the Employee’s representative with complete and reliable information necessary for conducting collective negotiations, entering into collective agreements, as well as monitoring their implementation;
4.2.8.conduct collective negotiations in the manner established by the Labor Code, enter into a collective agreement;
4.2.9.provide the Employee with working conditions in accordance with the labor legislation of the Republic of Kazakhstan, the Employment Agreement;
4.2.10.provide the Employee with equipment, tools, technical documentation and other means necessary for the performance of employment duties, at his own expense;
4.2.11.provide information to the authorized body on employment issues in accordance with the requirements of the legislation of the Republic of Kazakhstan on employment of the population;
4.2.12.comply with the instructions of state labor inspectors;
4.2.13.suspend work if its continuation poses a threat to the life, health of the Employee and other persons;
4.2.14.implement compulsory social insurance and accident insurance in the performance of the Employee’s employment (official) duties;
4.2.15.provide the Employee with a paid annual leave;
4.2.16.ensure the safety and submission to the state archive of documents confirming the Employee’s labor activity, and information on the withholding and deduction of money for his pension provision;

4.2.17.warn the Employee about harmful and (or) hazardous working conditions and the possibility of occupational disease;
4.2.18.take measures to prevent risks in the workplace and in technological processes, carry out preventive work taking into account production and scientific and technological progress;
4.2.19.keep records of working hours, including overtime work, in harmful and (or) hazardous working conditions, in heavy work performed by the Employee;
4.2.20.compensate for harm caused to the life and health of the Employee, in the performance of his employment (official) duties in accordance with the Labor Code and other laws of the Republic of Kazakhstan;
4.2.21.allow officials of the authorized state labor body and the local labor inspection body, the Employee’s representative, technical labor protection inspectors to conduct inspections of the state of safety, working conditions and labor protection in organizations and compliance with the legislation of the Republic of Kazakhstan, as well as to investigate accidents related to employment activities and occupational diseases;
4.2.22.ensure the maintenance of registers or other documents determined by the Employer, which indicate the last name, first name, patronymic (if indicated in the identity document) and date of birth of the Employee under eighteen years of age;
4.2.23.collect, process and protect the personal data of the Employee in accordance with the legislation of the Republic of Kazakhstan on personal data and their protection;
4.2.24.carry out internal control over occupational health and safety.
4.3.     The Employer has other rights and performs other duties stipulated by the Labor Code.

5. REMUNERATION

5.1.    The employee shall be established a monthly salary, excluding taxes and other mandatory payments to the budget and extra-budgetary funds, in the amount of 85,000 (eighty-five thousand) tenge.

6. WORK AND REST SCHEDULE

6.1.In order for the Employee to perform his employment duties, he is assigned a five-day workweek with two days off (Saturday and Sunday) for a duration of 10 hours per week, with the standard working time of 1 day - 2 hours, the beginning of the working day at 9:00, the end of the working day at 11:00.
6.2.The Employee is granted a paid annual labor leave of 24 (twenty-four) calendar days in accordance with the procedures established by the Labor Code.
6.3.The annual paid leave, at the request of the Employee, may be used in parts, only upon agreement with the Employer, taking into account production capabilities. In this case, one of the parts of the paid annual leave must be at least 14 (fourteen) calendar days.
6.4.The annual paid leave may be interrupted (recalling from leave) at the suggestion of the Employer and with the written consent of the Employee.

7. INSURANCE CONDITIONS

7.1. The Employer, in accordance with the legislation of the Republic of Kazakhstan, carries out compulsory social insurance of the Employee and legal liability insurance for causing harm to the life and health of the Employee in the performance of employment duties by the latter. The terms of the specified compulsory types of insurance and the procedure for implementing insurance are established by the legislation of the Republic of Kazakhstan.

8. LIABILITY OF THE PARTIES AND DISPUTE SETTLEMENT

8.1.The parties to the Employment Contract shall bear liability for failure to fulfill obligations under the Employment Contract as provided for by the legislation of the Republic of Kazakhstan.
8.2.The Employer shall have the right to apply the following types of disciplinary sanctions for the Employee’s disciplinary offence:
–admonition;
–reprimand;
–severe reprimand;

–termination of the Employment Contract at the initiative of the Employer in cases established by the Labor Code.
8.3.The procedure for applying and appealing disciplinary sanctions is provided for in Chapter 5 of the Labor Code.
8.4.The party to the Employment Contract that caused damage (harm) to the other party shall compensate it in accordance with the Labor Code and other laws of the Republic of Kazakhstan.
8.5.Termination of the Employment Contract after damage (harm) has been caused shall not entail the release of the Party to the Employment Contract from financial liability for compensation for the damage (harm) caused to the other Party.
8.6.The Employer shall compensate the Employee for unpaid wages and other payments due to him in the event of an illegal transfer to another job, non-admission of the Employee to the workplace, unilateral change in the terms of the Employment Contract, suspension from work, termination of the Employment Contract.
8.7.In the event of harm to the life and (or) health of the Employee in connection with the performance of his employment duties, the Employer shall compensate for the harm in the amount and manner stipulated by the legislation of the Republic of Kazakhstan.
8.8.The harm stipulated by clause 8.7. of the Employment Contract shall be compensated in full in the absence of insurance payments from the Employee, except for the case stipulated in clause 8.9. of the Employment Contract. If there are insurance payments, the Employer shall be obliged to compensate the Employee for the difference between the insurance amount and the actual amount of damage.
8.9.In the event of damage caused to the Employee associated with the establishment of a degree of loss of occupational capacity from five to twenty-nine percent inclusive, the Employer shall be obliged to compensate the Employee for lost earnings and expenses caused by damage to his health. The amount of expenses caused by damage to health, reimbursed by the Employer during the period of establishing the degree of loss of occupational capacity, may not exceed two hundred and fifty monthly calculation indexes established for the relevant financial year by the law on the republican budget, at the time of payment. Payment for reimbursement of expenses caused by damage to health shall be made on the basis of documents confirming these expenses, submitted by the Employee or the person who incurred these expenses. In this case, expenses that are included in the guaranteed volume of free medical care in accordance with the healthcare legislation of the Republic of Kazakhstan are not subject to reimbursement.
8.10.The Employee shall bear financial liability for damage caused to the Employer in accordance with the Employment Contract, the Agreement on Full Individual Financial Liability and the legislation of the Republic of Kazakhstan.

9. PROCEDURE FOR AMENDING AND TERMINATING AN EMPLOYMENT CONTRACT

9.1.    Any amendments and additions to this Employment Contract shall be made in writing and signed by the Employer and the Employee. Duly executed amendments and additions shall be integral parts of this Employment Contract.
9.2.    After signing this Employment Contract, all previously existing agreements between the Employer and the Employee lose all legal force and, accordingly, cannot serve as the basis for any claims after entering into this Employment Contract.
9.3.    The grounds for termination of the Employment Contract are:
9.3.1.termination of the Employment Contract by agreement of the Parties;
9.3.2.expiration of the Employment Contract;
9.3.3.termination of the Employment Contract at the initiative of the Employer;
9.3.4.due to the transfer of the Employee to another employer;
9.3.5.termination of the Employment Contract at the initiative of the Employee;
9.3.6.circumstances beyond the control of the Parties;
9.3.7.refusal of the Employee to continue the employment relationship;
9.3.8.transfer of the Employee to an elective job (position) or his appointment to a position that precludes the possibility of continuing the employment relationship, except for cases stipulated by the laws of the Republic of Kazakhstan;
9.3.9.violation of the terms of the Employment Contract.

9.4. The procedure for terminating the Employment Contract on the grounds specified in clause 9.3. of the Employment Contract shall be determined by the relevant provisions of the Labor Code.
9.5. The Employer shall allow changes in the Employee’s working conditions in connection with a change in production associated with the reorganization or change in economic, technological conditions, labor organization conditions and (or) a reduction in the volume of work while the Employee continues to work in accordance with his specialty or profession corresponding to the qualifications. In the event of a change in working conditions, appropriate additions and amendments shall be made to this Employment Contract.
9.6. The Employer shall notify the Employee in writing of a change in working conditions that occurred for the reasons specified in clause 9.5. of this Employment Contract no later than 15 (fifteen) calendar days in advance.
9.7. In the event of a written refusal by the Employee to continue work due to a change in working conditions, this Employment Contract shall be terminated on the basis provided for in sub-clause 2) of clause 1 of Article 58 of the Labor Code of the Republic of Kazakhstan.

10. EMPLOYMENT DISPUTES SETTLEMENT

10.1. Individual employment disputes, if they arise between the Parties, shall be considered by conciliation commissions, and in the case of unresolved issues or failure to implement the decision of the conciliation commission - by the courts, with the exception of small business entities and heads of the executive body of a legal entity.

11. FINAL PROVISIONS

11.1.Issues not reflected in the Employment Contract shall be regulated in accordance with the legislation of the Republic of Kazakhstan.
11.2.The Employment Contract is made in two copies in Russian, each having equal legal force, one for each Party.
11.3.The contents of the Contract shall not be disclosed to third parties, except in cases stipulated by law.
11.4.Annexes, additions and amendments made in the manner regulated by the Contract shall be an integral part thereof.
11.5.The following are Annexes to this Contract:
11.5.1.Non-Disclosure Agreement (Annex No. 1).
11.5.2.Consent to the collection, processing and transfer of personal data (Annex No. 2).
11.5.3.Employee’s consent to viewing, collecting, processing and storing information and data (Annex No. 3).

12. ADDRESSES, BANKING DETAILS AND SIGNATURES OF THE PARTIES

Employee: Citizen of the Republic of Kazakhstan Kairat Bakibayevich Akhmetov Akhmetov K.B. _____________________
Employer:
Freedom Telecom Operations Limited Liability Partnership
Legal address:
KAZAKHSTAN, 010000, Astana city, Yessil district, 33/1 Mangilic el Ave.,
BIN 240140004034
IIC KZ65551Z127041126KZT
Beneficiary Code 17
Bank Freedom Finance Kazakhstan JSC
BIK KSNVKZKA

I have received the second copy of the Employment Contract

_______________________________ Akhmetov K.B.

Annex No. 1
to the Employment Contract No. 1
dated January 5, 2024

Non-Disclosure Agreement

Freedom Telecom Operations Limited Liability Partnership, represented by the Chairman of the Management Board Kairat Bakibayevich Akhmetov, acting on the basis of the Charter, hereinafter referred to as the Employer, on the one part, and citizen of the Republic of Kazakhstan Kairat Bakibayevich Akhmetov, on the other part, hereinafter collectively referred to as the Parties, and individually as indicated above or the Party, guided by the legislation of the Republic of Kazakhstan, in discharge of obligations under Employment Contract No. 1 dated January 5, 2024 (hereinafter referred to as the Employment Contract), have entered into this Non-Disclosure Agreement (hereinafter referred to as the Agreement) as follows:

1. SUBJECT OF THE AGREEMENT
1.1. By this Agreement, the Parties shall guarantee each other non-disclosure of confidential information, access to which they receive in the performance of duties under the Employment Contract:
1.1.1. By signing this Agreement, the Employee confirms that he has been informed that in the performance of his employment duties he will be allowed access to information classified as confidential information of the Employer, and undertakes a voluntary obligation related to the preservation of confidential information, under the conditions stipulated by this Agreement;
1.1.2. By signing this Agreement, the Employer guarantees the protection of the Employee’s personal data and undertakes to process (receive, store and transfer) the said data exclusively in the manner and on the conditions stipulated by the current legislation of the Republic of Kazakhstan.

2. OBLIGATIONS OF THE PARTIES
2.1. The Employee, in accordance with the legislation of the Republic of Kazakhstan regulating the procedure for protecting information constituting a commercial and official secret and in accordance with the Employer’s acts regulating confidential information with which he has been familiarized, undertakes to:
2.1.1. promptly provide the Employer with information on the occurrence of grounds for refusing the Employee access or restricting access to confidential information;
2.1.2. not to evade verification activities and not to provide knowingly false personal data;
2.1.3. in the event of an attempt by third parties to obtain confidential information, immediately notify the Employer about this;
2.1.4. fully and promptly inform the Employer about changes in personal data;
2.1.5. even in the event of a single violation of the obligations assumed related to the protection of confidential information, as well as the occurrence of circumstances that are grounds for refusing access to confidential information, compensate the Employer for all direct and indirect losses caused by such a violation;
2.1.6. fulfill the requirements of this Agreement in good faith, strictly preserve the information entrusted to him/her that is considered confidential information during the period of employment relations and for 5 years after their termination, including:
2.1.6.1. not to disclose the data constituting confidential information that will be entrusted to the Employee or will become known to him/her in the course of performing his/her employment duties;
2.1.6.2. comply with the requirements of the Employer’s regulatory acts governing the procedure for protecting confidential information;
2.1.6.3. not to transfer to third parties or publicly disclose information constituting confidential information of the Employer without his/her consent;
2.1.6.4. not to use knowledge of confidential information to engage in any activity that, as a competitive action (or damage to its interests), may cause damage to the Employer;
2.1.6.5. in the event of an attempt by third parties or employees (officials) of the Employer who are not related to the information known to the Employee to obtain information from him that constitutes confidential information, immediately notify the Employer;
2.1.6.6. maintain confidential information of those enterprises (persons) with which the Employer has business relations;

2.1.6.7. immediately notify the Employer of the loss (shortage) of media containing confidential information, certificates, passes, keys to restricted areas, storage facilities, safes (metal cabinets), seals and other facts that may lead to the disclosure of the Employer’s confidential information, as well as the reasons and conditions for a possible leak of information;
2.1.6.8. immediately inform the Employer of any cases of disclosure of confidential information by the Employer’s employees that become known to the Employee and of other sources of leakage of the Employer’s confidential information that become known to the Employee, including the Employer’s Business Partners (Customers);
2.1.6.9. in the event of dismissal, all media containing confidential information of the Employer (manuscripts, drafts, drawings, magnetic tapes, disks, floppy disks, printer printouts, film and photo negatives, positives, models, materials, products, etc.), and property intended for the protection of information, which were at the disposal of the Employee in connection with the performance of his official duties during work (service), shall be transferred to the Employer.
2.2. The Employer undertakes:
2.2.1. to process the Employee’s personal data solely for the purpose of ensuring compliance with laws and other regulatory legal acts, assisting the Employee in employment, training and career advancement, and ensuring the personal safety of the Employee;
2.2.2. not to require the Employee to provide information about his political, religious and other beliefs and private life;
2.2.3. not to require the Employee to provide information about his membership or activities in public associations, including employee representation bodies;
2.2.4. when making decisions affecting the interests of the Employee, not to rely on the Employee’s personal data obtained as a result of their automated processing or electronically;
2.2.5. to implement and ensure the protection of the Employee’s personal data in the manner established by the legislation of the Republic of Kazakhstan;
2.2.6. to familiarize the Employee with the Employer’s act establishing the procedure for storing the Employee’s personal data;
2.2.7. not to disclose the Employee’s personal data to a third party without the written consent of the Employee;
2.2.8. allow access to the Employee’s personal data only to specially authorized persons. In this case, the said persons shall have the right to receive only those personal data of the Employee that are necessary for the performance of specific functions, and observe the confidentiality restrictions;
2.2.9. to transfer the Employee’s personal data within the organization in accordance with the Employer’s act, which the Employee shall be familiarized with.
2.2.10. to bear other obligations stipulated by the labor legislation of the Republic of Kazakhstan.

3. FINAL PROVISIONS
3.1. By signing this Agreement, the Employee confirms that he/she has been warned that for disclosure of information constituting confidential information or for the loss of information media containing such information, as well as other violations of the secrecy order, he/she will be held liable in accordance with the current legislation of the Republic of Kazakhstan. He/she is aware that violation of regulatory and organizational and administrative acts governing the protection of the Employer’s confidential information may entail criminal, administrative, civil or other liability in accordance with the legislation of the Republic of Kazakhstan in the form of imprisonment, monetary penalty, an obligation to compensate for damage to the Employer (losses, lost profits and moral damage).
3.2. This Agreement shall enter into force upon its signing by the Parties and shall be valid for the duration of the Employment Contract, as well as for 5 (five) years from the date of termination of the Employment Contract.
3.3. This Agreement is made in two copies in Russian, having equal legal force, one for each Party.

4. SIGNATURES OF THE PARTIES

Employee: Citizen of the Republic of Kazakhstan Kairat Bakibayevich Akhmetov Akhmetov K.B. _____________________
Employer:
Freedom Telecom Operations Limited Liability Partnership
Legal address:
KAZAKHSTAN, 010000, Astana city, Yessil district, 33/1 Mangilic el Ave.,
BIN 240140004034
IIC KZ65551Z127041126KZT
Beneficiary Code 17
Bank Freedom Finance Kazakhstan JSC
BIK KSNVKZKA

Annex No. 2
to the Employment Contract No. 1
dated January 5, 2024

EMPLOYER’S CONSENT TO THE COLLECTION, PROCESSING AND TRANSFER OF PERSONAL DATA

I, Kairat Bakibayevich Akhmetov, residing at the address: [***], ID card [***], issued by [***], working under the Employment Contract dated January 5, 2024 No. 1 do hereby give consent to my employer Freedom Telecom Operations LLP (hereinafter referred to as the Employer) to collect, process and transfer my personal data in accordance with the Constitution of the Republic of Kazakhstan, the Labor Code of the Republic of Kazakhstan and the Law of the Republic of Kazakhstan dated May 21, 2013 No. 94-V “On personal data and their protection” for the purpose of implementing the Law of the Republic of Kazakhstan dated June 21, 2013 No. 105-V “On provision of pensions in the Republic of Kazakhstan”, the Law of the Republic of Kazakhstan dated February 7, 2005 No. 30-III “On compulsory insurance of employees against accidents in the performance of their employment (official) duties” and other obligations and the implementation of the Employer’s rights, provided for by the legislation of the Republic of Kazakhstan and the regulatory acts of the Employer, posted in the information resource of the Employer and which are publicly available and which I have familiarized with.
The processing and transfer of personal data is permitted for the duration of the Employment Contract (the period of employment relations), and in the event of termination of the employment contract (employment relations), it is extended for the period of reporting within the timeframes established by law.
I confirm that I have familiarized with the procedure for giving (revoking) the consent of the subject to the collection and processing of personal data in accordance with Article 8 of the Law dated May 21, 2013 No. 94-V “On Personal Data and Their Protection”.

January 5, 2024	________________________
(signature)

Annex No. 3
to the Employment Contract No. 1
dated January 5, 2024

EMPLOYEE’S CONSENT
TO VIEWING, COLLECTING, PROCESSING AND STORING INFORMATION AND DATA

I, Kairat Bakibayevich Akhmetov, residing at the address: [***], ID card [***], issued by [***], working under the Employment Contract dated January 5, 2024 No. 1, do hereby give consent to my Employer, Freedom Telecom Operations LLP, to view, collect, process and store information and data sent and received by me through the information systems of Freedom Telecom Operations LLP.

January 5, 2024	________________________
(signature)

SIGNATURE BOOK

Document name	Date and time of generation
Employment Contract No. 1 dated January 05, 2024 Akhmetov K.	January 05, 2024 15:53:13 UTC+06

No.	Signatory	Date and time of signing
1	Freedom Telecom Operations Limited Liability Partnership, BIN 240140004034 Kairat Bakibayevich Akhmetov	January 05, 2024 12:11:21 UTC+06
2	Kairat Bakibayevich Akhmetov	January 05, 2024 15:53:11 UTC+06

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